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                                 EXHIBIT 10.116

                         FIRST AMENDMENT TO OFFICE LEASE
                           WITH TCI GREAT LAKES, INC.

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                         FIRST AMENDMENT TO OFFICE LEASE
                         -------------------------------

     THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made as of this 1st day of June, 2000, by and between WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company ("Landlord"), and TCI GREAT LAKES INC., a Delaware corporation ("Tenant").

                                    RECITALS:
                                    --------

     A. Landlord and Tenant entered into a certain Office Lease (the "Lease") dated as of July 29, 1999, whereby Landlord leased to Tenant certain premises consisting of approximately89,082 rentable square feet of office space (the "Original Premises") on the first through fourth floors of that certain building located at 1500 McConnor Parkway, Schaumburg, Illinois (the "Building").

     B. Tenant desires to lease certain additional premises in the Building and Landlord is willing to lease such premises to Tenant.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. DEFINITIONS. Each capitalized term used in this Amendment shall have the
        -----------
same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

     2. FIRST ADDITIONAL SPACE. Landlord leases to Tenant and Tenant leases from
        ----------------------
Landlord that certain office space (the "First Additional Space") consisting of approximately11,753 rentable square feet located on the 2nd floor of the Building and shown on the plan attached hereto as Exhibit A-1. The First Additional Space is leased to Tenant subject to all of the same terms and provisions as are contained in the Lease, except as otherwise set forth herein. The First Additional Space is leased for a lease term commencing on September 1, 2000 (the "First Additional Space Commencement Date"). The Term of the Lease shall expire on the Expiration Date with respect to both the Original Premises and the First Additional Space. From and after the First Additional Space Commencement Date, the term "Premises" as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to the Original Premises and the First Additional Space. Landlord shall deliver possession of the First Additional Space to Tenant promptly after full execution and delivery of this Amendment to enable Tenant to prepare the First Additional Space for Tenant's occupancy (possession by Tenant prior to the commencement of the lease term for the First Additional Space shall be upon all of the terms and conditions of the Lease [including, without limitation, Sections 9 and 11B], excluding only Tenant's obligation to pay Base Rent and Adjustment Rent for the First Additional Space during such period).

     3. SECOND ADDITIONAL SPACE. Landlord leases to Tenant and Tenant leases
        -----------------------
from Landlord that certain office space (the "Second Additional Space") consisting of approximately

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28,322 rentable square feet, comprising the entire 6th floor of the Building and shown on the plan attached hereto as Exhibit A-2. The Second Additional Space is leased to Tenant subject to all of the same terms and provisions as are contained in the Lease, except as otherwise set forth herein. The Second Additional Space is leased for a lease term commencing on October 1, 2000 (the "Second Additional Space Commencement Date"). The Term of the Lease shall expire on the Expiration Date with respect to the Original Premises, the First Additional Space and the Second Additional Space. From and after the Second Additional Space Commencement Date, the term "Premises" as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to the Original Premises, the First Additional Space and the Second Additional Space. Landlord shall deliver possession of the Second Additional Space to Tenant promptly after full execution and delivery of this Amendment to enable Tenant to prepare the Second Additional Space for Tenant's occupancy (possession by Tenant prior to the commencement of the lease term for the Second Additional Space shall be upon all of the terms and conditions of the Lease [including, without limitation, Sections 9 and 11B], excluding only Tenant's obligation to pay Base Rent and Adjustment Rent for the Second Additional Space during such period).

     4. BASE RENT. The Base Rent payable under Section 2B of the Lease for the
        ---------
First Additional Space and the Second Additional Space (each, an "Additional Space," and collectively, the "Additional Spaces") shall be the following amounts for the following periods:

     First Additional Space:


                         Rate of Annual Base
                          Rent per Rentable       Rate of Annual     Monthly Base
      Period                 Square Foot             Base Rent            Rent
      ------                 -----------             ---------            ----
First Additional Space         $15.50              $182,171.52         $15,180.96
Commencement Date -
11/30/00

12/1/00 - 11/30/01              15.97               187,695.36          15,641.28

12/1/01 - 11/30/02              16.44               193,219.32          16,101.61

12/1/02 - 11/30/03              16.94               199,095.84          16,591.32

12/1/03 - 11/30/04              17.45               205,089.84          17,090.82

12/1/04 - 11/30/05              17.97               211,201.44          17,600.12

12/1/05 - 11/30/06              18.51               217,548.00          18,129.00

12/1/06 - 11/30/07              19.06               224,012.16          18,667.68

12/1/07 - 11/30/08              19.63               230,711.40          19,225.95

                         Rate of Annual Base
                          Rent per Rentable       Rate of Annual    Monthly Base
      Period                 Square Foot             Base Rent          Rent
      ------                 -----------             ---------          ----
12/1/08 - 11/30/09              20.22               237,645.72        19,803.81


     Second Additional Space:

                         Rate of Annual Base
                          Rent per Rentable       Rate of Annual    Monthly Base
      Period                 Square Foot             Base Rent          Rent
      ------                 -----------             ---------          ----
Second Additional              $ 16.50            $ 467,313.00       $ 38,942.75
Space Commencement
Date - 11/30/00

12/1/00 - 11/30/01               16.60              470,145.24         39,178.77

12/1/01 - 11/30/02               17.10              484,306.20         40,358.85

12/1/02 - 11/30/03               17.61              498,750.48         41,562.54

12/1/03 - 11/30/04               18.14              513,761.04         42,813.42

12/1/04 - 11/30/05               18.68              529,054.92         44,087.91

12/1/05 - 11/30/06               19.24              544,915.32         45,409.61

12/1/06 - 11/30/07               19.82              561,342.00         46,778.50

12/1/07 - 11/30/08               20.42              578,335.20         48,194.60

12/1/08 - 11/30/09               21.03              595,611.72         49,634.31

There shall be no abatement of Rent for either Additional Space, except as otherwise expressly provided in the Lease.

     5. ADJUSTMENT RENT. Effective as of the First Additional Space Commencement
        ---------------
Date, Tenant's Proportionate share shall be increased by 6.29% to account for the addition of the First Additional Space. Effective as of the Second Additional Space Commencement Date, Tenant's Proportionate share shall be increased by 15.15% to account for the addition of the Second Additional Space.

                                       3

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     6. TENANT IMPROVEMENTS. Landlord shall deliver each Additional Space to
        -------------------
Tenant with the same level of base building improvements as Landlord was required to deliver the Original Premises (not including the first floor). Tenant shall accept each Additional Space in an "as-is" physical condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except as otherwise set forth in this Paragraph 6. Landlord shall provide Tenant with a tenant improvement allowance in the amount of $35.00 per rentable square foot of the Additional Spaces. Such tenant improvement allowance shall be used only for improvements to the Additional Spaces and the Original Premises. The Work Letter Agreement attached hereto as Exhibit B shall control Tenant's performance of work to prepare the Additional Spaces for Tenant's initial occupancy.

     7. ADDITIONAL PARKING AREA CONTINGENCY. Landlord is currently negotiating
        -----------------------------------
with Northern Illinois Gas Company for the acquisition (through fee ownership or through a long-term easement) of additional parking areas to serve the Windy Point of Schaumburg complex. Such parking areas will be located adjacent to, and North of, the complex. Notwithstanding anything in this Amendment to the contrary, if Landlord fails to acquire such additional parking areas by July 31, 2000, by written notice to Landlord given not later than August 10, 2000, Tenant may elect to terminate its lease of the Second Additional Space (but not the First Additional Space). Failure by Tenant to timely deliver such notice shall be deemed a waiver by Tenant of the foregoing termination right. The termination right shall be Tenant's sole and exclusive remedy if Landlord does not obtain additional parking areas to serve the complex. If Tenant elects to terminate its lease of the Second Additional Space as provided in this Paragraph 7, the Lease, as amended hereby, shall continue in full force and effect with respect to the Original Premises and the First Additional Space (and references herein to the "Additional Space" and the "Additional Spaces" shall mean only the First Additional Space).

     8. ADDITIONAL MODIFICATIONS.
        ------------------------

     A. After-Hours Operation of Building Fan System. Section 5D of the Lease is
        --------------------------------------------
hereby amended to provide that the hourly charge for after-hours operation of the Building's fan system for heating or air conditioning provided to an Additional Space shall equal Landlord's electric costs, at the rates then charged by the Building's electricity provider, and a reasonable fee to Landlord for maintenance and repair of the fan system, rather than the fixed fee provided in such Section 5D. The hourly charge for after-hours operation of the Building's fan system for heating or air conditioning provided to the Original Premises shall continue to be determined as set forth in Section 5D of the Lease.

     B. Second Floor Option Space. After consummation of the transactions
        -------------------------
described in this Amendment (but subject to Paragraph 7), Tenant shall have leased all of the available space on the second floor of the Building. Accordingly, Section 26 of the Lease is hereby amended by deleting the Pre-Commencement Second Floor Expansion Option and the Post-Commencement Second Floor Expansion Option. Likewise, Tenant shall no longer have a Right of First Refusal, as provided in Section 27, to lease space on the second floor of the Building.

                                       4

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     C.  Rights of First Opportunity. After consummation of the transactions
         ---------------------------
described in this Amendment, Tenant shall have leased all rentable areas on the sixth floor of the Building. Accordingly, Section 28 of the Lease is hereby amended to provide that Tenant does not have a Right of First Opportunity to lease space on the sixth floor of the Building. Furthermore, Tenant acknowledges that the Phase II Building, as defined in Section 28 of the Lease, will be a build-to-suit and that, therefor, Tenant shall not have a Right of First Opportunity to lease any space in the Phase II Building. All references to the "Phase II Building" in Section 28 of the Lease are hereby deleted.

     D.  Termination Option. Landlord acknowledges and agrees that for purposes
         ------------------
of the Termination Option set forth in Section 33 of the Lease, Tenant shall be deemed to have leased the First Additional Space and the Second Additional Space through the exercise of the Second Floor Expansion Option. Accordingly, Tenant shall have the right to terminate its lease of the First Additional Space and the Second Additional Space in accordance with such Section 33, provided the Fee for termination of the First Additional Space and/or the Second Additional Space shall be $25.00 per rentable square foot (but the Fee for termination of the balance of the applicable space shall remain $35.00 per rentable square foot).

     9.  BROKER. Tenant represents that except for Fifield Realty Corp. and
         ------
Equis (collectively, the "Brokers"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (ii) a claim of, or right to, lien under the statutes of Illinois relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord agrees to pay the Brokers a commission in accordance with the agreement between Landlord and the Brokers recited in Item 10 of the Schedule of the Lease.

     10. BINDING EFFECT. The Lease, as amended hereby, shall continue in full
         --------------
force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

     11. LIMITATION OF LIABILITY. Any liability of Landlord under the Lease, as
         -----------------------
amended hereby, shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with the Lease, as amended hereby, nor shall any recourse be had to any other property or assets of Landlord.

                                       5

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     IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:                                   TENANT:
--------                                    ------

WINDY POINT OF SCHAUMBURG L.L.C.,           TCI GREAT LAKES, INC., a Delaware
a Delaware limited liability company        corporation

By: FRC WINDY POINT L.L.C., an
    Illinois limited liability company,
    its managing member                     By: /s/ Stephen C.  [ILLEGIBLE]
                                                --------------------------------
                                            Title: President Great Lakes Div
                                                   -----------------------------

    By: /s/ Steven D. Fifield
        ------------------------------
    Title: Managing Member
           ---------------------------

                                       6

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                                   EXHIBIT A-1

                    FLOOR PLAN OF THE FIRST ADDITIONAL SPACE

                           [FLOOR PLAN APPEARS HERE]

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                                   EXHIBIT A-2

                    FLOOR PLAN OF THE SECOND ADDITIONAL SPACE

                           [FLOOR PLAN APPEARS HERE]